UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2026

ACP Holdings Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43225	98-1923384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Eastside Street
Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 810-6648

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ACGCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ACGC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ACGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Warrants

On May 22, 2026, ACP Holdings Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that, commencing on or about May 28, 2026, the holders of the units issued in the Company’s initial public offering (the “Units”), each consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, may elect to separately trade the Class A Ordinary Shares and the Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Any Units not separated will continue to trade on The Nasdaq Global Market under the symbol “ACGCU,” and the Class A Ordinary Shares and Warrants will separately trade on The Nasdaq Global Market under the symbols “ACGC” and “ACGCW,” respectively. Holders of Units will need to have their brokers contact Odyssey Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Warrants.

Forfeiture of Founder Shares

As previously reported, on April 8, 2026, the Company consummated its initial public offering of 20,000,000 Units. Each Unit consisted of one Class A ordinary share of the Company, par value $0.0001 per share, and one-half of one redeemable warrant of the Company, with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted Roth Capital Partners, LLC (“Roth”), the underwriter in the offering, the right to purchase up to an additional 3,000,000 units to cover over-allotments, within 45 days of the closing (the “Over-Allotment Option”).

Also as previously reported, on April 10, 2026, 1,461,600 additional Units (the “Over-Allotment Option Units”) were issued pursuant to the Over-Allotment Option and sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $14,616,000. The closing of the issuance and sale of the Over-Allotment Option Units occurred on April 10, 2026.

Union Street Sponsor, LLC, the Company’s sponsor (the “Sponsor”), owned an aggregate of 7,666,667 Class B common stock of the Company, par value $0.0001 per share (“Class B Ordinary Shares”) at the consummation of the IPO, up to 1,000,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised.

On May 22, 2026, the remainder of the Over-Allotment Option expired. As a result, on May 22, 2026, 512,800 Class B Ordinary Shares of the Company were forfeited by the Sponsor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACP HOLDINGS ACQUISITION CORP.

	By:	/s/ Andrew Mallozzi
		Name:	Andrew Mallozzi
		Title:	Chief Executive Officer

Dated: May 22, 2026

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